EXHIBIT 99.3

NICHOLAS FINANCIAL, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

Summary of Transaction

On June 15, 2024, Nicholas Financial, Inc. (the “Company”) closed the Share Purchase Agreement to acquire (the “Acquisition”) a majority ownership interest in Amplex Electric, Inc. ("Amplex”), which the sellers have agreed to sell, and the Company has agreed to purchase, 51% of the issued and outstanding common shares, no par value per share, of Amplex.

In conjunction with the closing of the Amplex Acquisition, the Company converted the outstanding principal and accrued interest of approximately $0.8 million under the Term Loan Advances into 421 shares of Amplex common stock at the share purchase price of $1,792.55 and purchased an additional 1,674 shares of Amplex common stock at a price of $1,792.55 per share for a total of $3.0 million. These transactions concurrently executed at the Transaction Closing Date increased the Company's ownership in Amplex to 56.5%.

The foregoing description of the Acquisition is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on May 6, 2024.

Pro Forma Information

The unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2024 and June 30, 2023 combine the historical consolidated statements of operations of the Company and Amplex, giving effect to the Acquisition as if it had occurred on April 1, 2024 and April 1, 2023, respectively.

The unaudited pro forma condensed combined financial information (“pro forma information”) is based on, and should be read in conjunction with, the unaudited historical condensed consolidated financial statements of the Company as of June 30, 2024. The unaudited historical condensed combined financial statements of the Company as of June 30, 2024 include discontinued operations presentation related to the Company’s historical consumer finance business for which the historical assets were sold to Westlake Services, LLC dba Westlake Financial, a California limited liability company ("Westlake Financial"), as disclosed in the Company’s Current Report on Form 8-K on May 1, 2024.

The historical consolidated financial information has been adjusted in the pro forma information to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of operations of more than one year.

The pro forma information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America. The acquisition method of accounting is dependent upon certain valuations that are provisional and subject to change. The pro forma adjustments are based on the assumptions and information available at the time of the filing of this Form 8-K/A. The Company will finalize the acquisition accounting within the required measurement period, but no later than June 15, 2025.

The unaudited pro forma condensed combined statements of operations do not reflect any potential cost savings or synergies that may be realized as a result of the Acquisition and also do not reflect any integration-related costs to achieve those potential cost savings or synergies. The integration-related costs will continue to be expensed as incurred in the appropriate accounting periods following completion of the Acquisition. For a detailed discussion of these risk factors, please refer to the risk, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission.

The pro forma information should be read in conjunction with the accompanying notes to the pro forma information. The pro forma information is not necessarily indicative of what the financial position or results of operations would have been had the Acquisition occurred as of the dates indicated nor does it project the future financial position or operating results of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2024

	NICK (Historical)	Amplex (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Condensed Combined
Revenue
Wireless internet services	$319	$1,764	$(319)	A	$1,764
Fiber internet services	106	713	(106)	A	713
Other revenue	64	426	(64)	A	426
Total revenue:	489	2,903	(489)		2,903
Operating expenses
Cost of wireless and fiber internet services	30	167	(30)	A	167
Cost of other revenue	36	196	(36)	A	196
Plant specific operations	74	316	(74)	A	316
Plant nonspecific operations	38	218	(38)	A	218
General and administrative	3,764	2,272	(831)	A	4,105
			(1,100)	C
Depreciation and amortization	94	437	(80)	A	597
			146	B
Total operating expenses	4,036	3,606	(2,043)		5,599

(Loss) income from operations	(3,547)	(703)	1,554		(2,696)

Other (expense) income
Interest expense, net	-	(300)	300	E	-
Other income (expense)	-	50	-		50
Gain on sale of assets	-	1	-		1
Income from cash equivalents	411	-	-		411
Emigration tax expense	(1,711)	-	-		(1,711)
Loss on dissenting shareholders' liability	(829)	-	-		(829)
Total other expense, net	(2,129)	(249)	300		(2,078)

(Loss) income before income taxes	(5,676)	(952)	1,854		(4,774)
Income tax expense (benefit)	(128)	-	128		-
(Loss) income from continuing operations	(5,548)	(952)	1,726		(4,774)

Loss from continuing operations attributable to noncontrolling interest	(1)	-	(13)	D	(14)
Loss from continuing operations attributable to redeemable noncontrolling interest	(210)	-	(180)	D	(390)

(Loss) income from continuing operations attributable to common shareholders	$(5,337)	$(952)	$1,919		$(4,370)

Net loss per share attributable to common shareholders from continuing operations:
Basic	$(0.79)				$(0.65)
Diluted	$(0.79)				$(0.65)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2023

	NICK (Historical)	Amplex (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Condensed Combined
Revenue
Wireless internet services	$-	$1,826	$-		$1,826
Fiber internet services	-	468	-		468
Other revenue	-	362	-		362
Total revenue:	-	2,656	-		2,656
Operating expenses
Cost of wireless and fiber internet services	-	-	-		-
Cost of other revenue	-	147	-		147
Plant specific operations	-	349	-		349
Plant nonspecific operations	-	219	-		219
Fair value and other adjustments, net	-	-	-		-
General and administrative	1,478	1,023	-		2,501
Depreciation and amortization	22	404	170	F	596
Total operating expenses	1,500	2,142	170		3,812

(Loss) income from operations	(1,500)	514	(170)		(1,156)

Other (expense) income
Interest expense, net	-	(134)	134	H	-
Other income	12	1	-		13
Gain on sale of assets	-	-	-		-
Income from cash equivalents	-	-	-		-
Emigration tax expense	-	-	-		-
Loss on dissenting shareholders' liability	-	-	-		-
Other income	-	-	-		-
Total other income (expense), net	12	(133)	134		13

(Loss) income before income taxes	(1,488)	381	(36)		(1,143)
Income tax expense (benefit)	-	-	-		-
(Loss) income from continuing operations	(1,488)	381	(36)		(1,143)

Loss from continuing operations attributable to noncontrolling interest	-		(8)	G	(8)
Income from continuing operations attributable to redeemable noncontrolling interest	-		112	G	112

(Loss) income from continuing operations attributable to common shareholders	$(1,488)	$381	$(140)		$(1,247)

Net loss per share attributable to common shareholders from continuing operations:
Basic	$(0.20)				$(0.17)
Diluted	$(0.20)				$(0.17)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of Transaction

On June 15, 2024, the Company closed upon the acquisition of 51% of the issued and outstanding common shares of Amplex for a total purchase consideration of $18.4 million, which was paid in cash pursuant to the terms and conditions of the Share Purchase Agreement dated as of June 15, 2024. Amplex is an Ohio-based provider of rural broadband services to business and residential customers. The Company acquired Amplex in order to provide better shareholder value over time.

In conjunction with the closing of the Amplex Acquisition, the Company converted the outstanding principal and accrued interest of approximately $0.8 million under the Term Loan Advances into 421 shares of Amplex common stock at the share purchase price of $1,792.55 and purchased an additional 1,674 shares of Amplex common stock at a price of $1,792.55 per share for a total of $3.0 million. These transactions concurrently executed at the Transaction Closing Date increased the Company's ownership in Amplex to 56.5%.

The foregoing description of the Acquisition is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on May 6, 2024.

Note 2 – Basis of Presentation

Pro Forma Presentation

The unaudited pro forma condensed combined financial information (“pro forma information”) has been prepared in accordance with Article 11, Pro Forma Financial Information, under Regulation S-X of the Securities and Exchange Act of 1934 (the “Exchange Act”), and is for informational purposes only.

The unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2024 and 2023 combine the historical consolidated statements of operations of the Company and Amplex, giving effect to the Acquisition as if it had occurred on April 1, 2024 and 2023, respectively.

The historical consolidated financial information has been adjusted in the pro forma information to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company of more than one year.

The pro forma information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America. Under the acquisition method of accounting, the Acquisition is accounted for by recognizing the acquired assets, including separately identifiable intangible assets, and assumed liabilities at their acquisition-date fair values. Any excess of the purchase consideration over the acquisition-date fair values of these identifiable assets and liabilities is recognized as goodwill. The pro forma adjustments are based upon the assumptions and information available at the time of the preparation of this Form 8-K/A and may be subject to change. The Company will finalize the acquisition accounting within the required measurement period, but no later than June 15, 2025. Differences between these estimates of fair value and the final acquisition accounting may occur, and those differences could have a material impact on the pro forma information and the combined company’s future results of operations and financial position. At the time of the filing of this Form 8-K/A, the Company does not expect material changes to the assets acquired or liabilities assumed.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of operations do not reflect any potential cost savings or synergies that may be realized as a result of the Acquisition and also do not reflect any integration-related costs to achieve those potential cost savings or synergies. Integration-related costs will continue to be expensed as incurred in the appropriate accounting periods following completion of the Acquisition. Although the Company projects that cost savings and synergies will result from the Acquisition, there can be no assurance that they will be achieved and such potential cost savings or synergies are subject to risks, uncertainties and other factors. For a detailed discussion of these risk factors, please refer to the risk, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission.

Accounting policies

As part of preparing these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align the Company and Amplex’s financial statement presentation. Upon consummation of the Transaction, management performed a comprehensive review of the two entities’ accounting policies and concluded that the differences between the accounting policies of the two companies are not material. The accounting policies used in the presentation of the pro forma information are those disclosed in the Company’s unaudited condensed consolidated financial statements for the three months ended June 30, 2024 and 2023, respectively.

Note 3 – Estimated Fair Value of Assets Acquired and Liabilities Assumed

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed from Amplex based on management's best estimates of fair value. The final purchase price allocation may vary based on final valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary.

The following table shows the preliminary allocation of the purchase price for Amplex to the acquired identifiable assets, assumed liabilities and pro forma goodwill.

(In thousands)

Cash and cash equivalents	$32
Accounts receivable	124
Materials and supplies	538
Operating lease right-of-use	502
Prepaid expenses and other assets	266
Property, plant, and equipment	23,750
Intangible assets	11,130
Goodwill	10,434
Total assets acquired	46,776

Accounts payable	1,260
Accrued expenses and other liabilities	231
Lease liabilities	502
Deferred income taxes	4,668
Deferred revenue	556
Total liabilities assumed	7,217

Total fair value of net assets acquired	39,559
Less: redeemable noncontrolling interest	(17,644)
Less: noncontrolling interest	(3,551)
Total purchase price	$18,364

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4 – Statements of Operations Pro Forma Adjustments

Adjustments included in the columns under the heading “Notes” represent the following for the three months ended June 30, 2024:

A.
Adjustments to remove the Amplex operating activity already included in the Company's statement of operations from the acquisition date of June 15, 2024 through June 30, 2024.

B.
Adjustments for the amortization of intangible assets as well as depreciation of property, plant, and equipment are as follows:

Three Months Ended June 30, 2024
Quarterly depreciation after purchase price allocation	$447
Less: historical depreciation previously recorded	(428)
Quarterly amortization after purchase price allocation	136
Less: historical amortization previously recorded	(9)
Total	$146

C.
Elimination of direct, incremental transaction costs of the Acquisition totaling $1.1 million incurred by the Company and Amplex, which primarily relate to investment banking, advisory, legal, valuation and other professional services, that are reflected in the historical financial statements.

D.
Adjustments to recognize the redeemable noncontrolling interests in Amplex related to the Company's 56.5% ownership position in Amplex as well as the noncontrolling interest in Red Bug, LLC and Red Bug Properties, Ltd. (collectively, the "Red Bug Entities", which are consolidated variable interest entities that the Company consolidates as Amplex was determined to be the primary beneficiary.

E.
Adjustment to eliminate interest expense on loans paid off upon the Acquisition assuming the transaction was consummated on April 1, 2023, the beginning of the earliest period presented.

Adjustments included in the columns under the heading “Notes” represent the following for the three months ended June 30, 2023:

F.
Adjustments for the amortization of intangible assets as well as depreciation of property, plant, and equipment are as follows:

Three Months Ended June 30, 2023
Quarterly depreciation after purchase price allocation	$447
Less: historical depreciation previously recorded	(404)
Quarterly amortization after purchase price allocation	136
Less: historical amortization previously recorded	(9)
Total	$170

G.
Adjustments to recognize the redeemable noncontrolling interests in Amplex related to the Company's 56.5% ownership position in Amplex as well as the noncontrolling interest in Red Bug, LLC and Red Bug Properties, Ltd. (collectively, the "Red Bug Entities"), which are consolidated variable interest entities that the Company consolidates as Amplex was determined to be the primary beneficiary.

H.
Adjustment to eliminate interest expense on loans paid off upon the Acquisition assuming the transaction was consummated on April 1, 2023, the beginning of the earliest period presented.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 5 – Earnings per Share

The components of basic and diluted earnings per share were as follows:

	Three months ended June 30,
	(In thousands, except per share amounts)
	2024	2023
Numerator
Loss from continuing operations attributable to common shareholders	$(4,370)	$(1,247)

Denominator
Denominator for basic loss per share - weighted-average shares outstanding	6,749	7,279
Dilutive effect of stock options	5	10
Denominator for diluted earnings per share	$6,754	$7,289

Per share loss attributable to common shareholders from continuing operations
Basic	$(0.65)	$(0.17)
Diluted	$(0.65)	$(0.17)